Document Capture Technologies Receives $4 Million Equity Investment from NCR Corporation

SAN JOSE, CA – Document Capture Technologies, Inc. (OTC.BB: DCMT), a leader in the design, development and sale of USB-powered scanning technologies, today announced that it has received $4 million through a private placement of its common stock to NCR Corporation at $1.036 per share (NYSE: NCR).

In connection with its investment, NCR received the right, at its election, to designate one member to DCMT’s board, and also was granted a two-year option to purchase an additional $4 million of common stock at the same price.  DCMT intends to use the net proceeds from the investment to support its operations and the marketing and promotion of its products, for product tooling and engineering, research and development and strategic investments and transactions, and to otherwise fund working capital for its operations.

In August 2009, NCR and DCMT announced a strategic OEM agreement to offer a new cost-effective hardware and software bundle that enables financial institutions to offer small businesses a compelling remote deposit capture solution.

“Since we began our relationship with DCMT a year ago, NCR has been impressed with the depth and quality of DCMT’s proprietary products and technology solutions,” said Michael O’Laughlin, vice president and general manager, NCR Financial Services.  “We are committed to helping our financial services customers implement effective remote deposit capture solutions.  We believe that DCMT’s document capture technologies will help augment NCR’s existing solutions portfolio and help our customers reduce costs, improve their consumer experiences and enhance their operational efficiencies.”

“This strategic investment from NCR provides numerous benefits to DCMT and its shareholders,” said David P. Clark, Chief Executive Officer of Document Capture. “We are excited to have one of the world’s premier technology companies as an equity investor and believe this financing and our continued relationship with NCR will provide DCMT access to significant global growth opportunities and expertise.”

Full details of the transaction are available in the Company’s Form 8-K filing at www.sec.gov.

About Document Capture Technologies

Document Capture Technologies (OTC.BB: DCMT)  is a worldwide leader in the design, development, manufacturing, and sale of USB powered mobile page-fed document capture solutions. DCMT provides more than 30 different products across five distinct categories, which are distributed globally through private label solutions to leading Tier 1 OEMs, VARs and other system integrators, including Burroughs, NCR, Qualcomm, and Brother.

For additional information, please see Document Capture Technologies' corporate website: www.docucap.com.

For more on NCR Corporation (NYSE: NCR), visit NCR’s corporate website: www.NCR.com.  NCR is a trademark of NCR Corporation in the United States and other countries.

This press release is neither an offer to sell nor the solicitation of an offer to buy any securities of DCMT. The common stock has not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

Forward-Looking Statements
Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond the Company's control that could cause actual events and results to differ materially from these statements. These risks include, without limitation, that there can be no assurance that any strategic opportunities will be available to the Company and that any strategic opportunities may only be available on terms not acceptable to the Company. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Document Capture Technologies undertakes no obligation to update publicly any forward-looking statements.

Company Contact:
Document Capture Technologies, Inc.
David P. Clark
CEO
408-213-3701
dclark@docucap.com